PERSONAL & CONFIDENTIAL 9 March 2023 (supersedes all prior versions) Lesley Beneteau c/o Danaher Corporation Dear Lesley: cP DANAHER As you know, Danaher Corporation has announced that its environmental and applied solutions segments ("EAS") will be spun off to become an independent publicly traded company (the "Separation"). Upon completion of the Separation, the EAS operating companies will become part of a newly created company, Veralto. We anticipate the spinoff will be completed in Q4 2023. In anticipation of the spinoff, this letter agreement (the "Agreement") sets forth the agreed upon terms and conditions of your employment with Danaher Corporation (the "Company") as CHRO of Veralto and supersedes and replaces all prior arrangements or agreements between you and the Company regarding your employment terms. It is anticipated that your employment will transfer to an EAS legal entity once your U.S. work authorization for that EAS entity is obtained. 1. Effective Date The effective date of these employment terms shall be April 1, 2023, conditional upon your execution of this letter agreement and the agreement referenced in Section 8 hereto prior to such date. Your original hire date and continuous service date remains the same. 2. Position, Location and Duties You will have the title of Chief Human Resources Officer, Veralto and shall perform the duties requisite to that position, reporting to the President and Chief Executive Officer of Veralto. Your principal place of work shall be Ontario, Canada, with frequent travel to the United States in the performance of your duties. It is anticipated that no later than summer 2024, your principal place of work shall be at the corporate headquarters of Veralto in Waltham, Massachusetts. You will trave l to other locations, and abroad, to the extent required by your position. 3. Remuneration and Benefits Base Salary - Your annual base salary will be CAD 555,0000, less applicable statutory deductions and withholdings, payable in accordance with the Company 's payroll practices, as are in effect from time to time. Your base salary is intended to compensate you for all hours worked, and therefore, you will only be Error! Unknown document property name. Confidential - Company Proprietary Exhibit 10.33

- 2 - paid overtime pay if and to the extent required by the Employment Standards Act, 2000, as it may be amended from time to time (the "ESA"). ICP - Beginning the Effective Date, your Incentive Compensation Program (ICP) target bonus shall be 60% of your annual base salary, subject to periodic review. Normally, ICP payments are made during the first quarter of the following calendar year. This bonus is based on a Company Financial Factor and a Personal Performance Factor which are determined each year by the Company in its sole discretion . Upon the Separation, Veralto will adopt is own Inventive Compensation Program, though your target will remain the same. In 2023, the Company Financial Factor component will be subjection to proration in accordance with the time spent participating in each of the I CP and future EAS incentive compensation programs during the calendar year as a result of the Separation. For 2023, the ICP will be prorated based on your target prior to the Effective Date and the target applicable after the Effective Date. The payment of this bonus is at the discretion of the Company. The Company reserves the right to amend the conditions at any time. Subject to the applicable scheme rules or guidance in place from time to time, the award of any incentive compensation is conditional upon your continued employment and, except as may be strictly required pursuant to the ESA, no incentive compensation (or pro rata portion thereof) shall be paid if your employment has terminated for any reason or if you are under notice of termination (whether given by the Company or you) as at the date on which such incentive compensation might otherwise have been payable, and you shall not be entitled to any compensation or damages on account of any lost entitlement or expectation under any incentive compensation plan upon termination of employment for any reason (whether voluntary or involuntary, lawful or unlawful, and with or without cause), except as strictly required by the ESA. Benefits You will be eligible to part1c1pate in the benefits offered by the Company to its employees. Your participation and entitlements in relation to any benefits remain at all times subject to any relevant eligibility requirements and the terms of the benefits plans as are in effect from time to time. Upon the Separation, Veralto may adopt different health, insurance and retirement benefit plans. Public Holidays/Vacation - You will be entitled to all statutory public holidays and vacation time and pay in accordance with the ESA, and as per the Company's Public Holidays and Vacation policy(ies) in effect from time to time. Housing Stipend - For the use of temporary accommodation in the Waltham, Massachusetts area, you will receive an annualized housing allowance of CAD 125,000, paid in monthly installments net of applicable taxes. The housing allowance shall cease upon the earlier of your relocation to the United States or 12 months from the Effective Date. Relocation Payment- You will be eligible to receive a one-time cash payment in the amount ofUS$100,000 within 30 days after your full-time relocation to the US. This one-time cash payment will be in addition to any relocation support that you will be eligible to receive from Veralto at the time of your relocation. US Work Authorization- Following your relocation to and start of employment in the US, Veralto will commence a review of long-term US sponsorship options beyond temporary visa status. Changes -The Company may, at any time and from time to time, modify, suspend, or discontinue any or all benefits, and any incentive and/or commission plan (including but not limited to the ICP) and the entitlements under it, for its employees generally or for any group thereof. The Company may do so at its sole discretion without any obligation to provide advance notice or replace such modified, suspended or Canada - Ontario Employment Agreement Template - (Mar 2023) Confidential - Company Proprietary

- 3 - discontinued benefit, plan or entitlement with any other benefit, plan or entitl ement, equivalent or otherwise, or to otherwise compensate you, except as may be strictly required by the ESA. 4. Full Time and Attention You will devote all of your attention, skill and effort to the business on a full-time basis and in compliance with policies, practices, directions and instructions given to you from time to time. 5. Policies and Procedures You will comply with the Company's policies and procedures, including the Danaher Code of Conduct, in force from time to time, and you agree to perform your duties in accordance with all applicable laws and regulations. 6. Confidentiality The term "Confidential Information" in this agreement means any information about the Company's business or its employees or any entity owned in whole or in part by Danaher Corporation or its subsidiaries or affiliates and any of their successors, including the Veralto operating affiliates (collectively the Group" and individually a "Group Member") that is not generally known to the public. Examples of Confidential Information include, but are not limited to, information about: Danaher Business System, customers, vendors, pricing and costs, business strategies and plans, financial data, technology, talent reviews and organizational plans, research and development and businesses methods or processes used or considered by the Company. Confidential Information does not include any specific information that has been voluntari ly disclosed to the public by the Company or that has been independently developed and disclosed by others, or that otherwise has entered the public domain through lawful means. However, Confidential Information disclosed by you or others without authorization by the Company shall not be deemed "voluntarily disclosed to the public." During your employment, you will not use or disclose any Confidential Information, without the Company's prior written permission, for any purpose other than perfonnance of your duties for the Company. After your employment ends, you will not use or disclose any Confidential Information for any purpose. Immediately upon your employment termination, you will return to the Company all Company property that you have in your possession, custody, or control , including, without limitation, any Confidential Information. If you have Confidential Information that has been saved or transferred to any device not owned by the Company, you will immediately notify the Company, and make such device available to the Company so that it may remove any Confidential Information from the device. 7. Intellectual Property You hereby assign and agree to assign to the Company your entire right, title and interest in any idea, formula, invention, discovery, design, drawing, process, method, technique, device, improvement, computer program and related documentation, technical and non-technical data, work of authorship, trade secret, copyright, copyright applications, copyright registrations, trademark, service mark, trademark registration, application for trademark registration, patent and patent applications, industrial des ign applications and industrial design registrations (all hereinafter called " Developments"), which you may solely or jointly conceive, write, make or acquire in whole or in part during the period you are employed by or working for the Company, and for a period of six months thereafter, and which relate in any way to the actual or anticipated business or research or development of the Company, or which are suggested by or result from any task ass igned to you or work performed by you for or on behalfofthe Company, whether or not such Developments are made, conceived, written or acquired during normal hours of work or using Canada . Ontario Employment Agreement Template - (Mar 2023) Confidential - Company Proprietary

- 4 - the Company's facilities, and whether or not such Developments are patentable, copyrightable or susceptible to other forms of protection. You further irrevocably and unconditionally waive all rights (including, for greater certainty, all moral rights), wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with any Development in the course of your employment or relationship with the Company. The term " Developments" does not apply to any development for which no equipment, supplies, facilities or trade secret or Confidential Information of the Company was used, and which was developed entirely on your own time unless (a) the Development relates: (i) to the actual or anticipated business of the Company; or (ii) to the Company's actual or demonstrably anticipated research or development or (b) the Development results directly or indirectly from any work performed by you for the Company. You acknowledge and agree that any intellectual property right in any Developments and related documentation, and work of authorship, which are created within the scope of your relationship with the Company, are owned solely by the Company. You will promptly disclose any Developments referred to in Paragraph 7 to the management of the Company, including by following the Company's policies and procedures in place from time to time for that purpose, and you will, on the Company's request, promptly execute a specific assignment of title to the Company and such other documents as may reasonably be requested by the Company for the purpose of vesting, confirming or securing the Company's title to the Developments, and you will do anything else reasonably necessary, at the Company's sole expense, to enable the Company to secure a patent, trademark registration, copyright or other form of protection thereof in Canada, the United States and in other countries even after the tennination or expiration of your employment or work relationship with the Company (regardless of whether such termination is voluntary or involuntary, lawful or unlawful, and with or without cause). If the Company is unable, after reasonable effort, to secure your signature or other action, whether because of physical or mental incapacity or for any other reason, you hereby irrevocably designate and appoint the Company as your duly authorized agent and attorney-in-fact, to act for and on your behalf and stead to execute any such document and take any other such action to secure the Company's rights and title to the Developments. You must identify all Developments in which you have any right, title or interest, and which were made, conceived or written or acquired wholly or in part by you prior to your employment or relationship with the Company and which relate to the actual or anticipated business or research or development of the Company. You represent and warrant that you are not a party to any agreements which would limit your ability to work for the Company or to assign Developments as provided for in Paragraph 7. You acknowledge that the Company from time to time may have agreements with other persons or with the Canadian or United States government or agencies thereof, or other governments or governmental agencies, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. You agree to be bound by al l such obligations and restrictions that are made known to you and to take all action necessary to discharge the obligations of the Company under such agreements. 8. Protection of Proprietary Interests You agree that during your employment or relationship with the Company and for a period of 12 months thereafter, you will not, nor will you assist any third party to, directly or indirectly (i) raid, hire, solicit, encourage or attempt to persuade any employee or independent contractor of the Company, or any person who was an employee or independent contractor of the Company during the 6 months preceding the termination or expiration of your employment or relationship with the Company, who possesses or had access to Confidential Information of the Company, to leave the employ of or terminate a relationship with the Company; (ii) interfere with the performance by any such persons of their duties for the Company; or (iii) communicate with any such persons for the purposes previously described in this paragraph. The Canada - Ontario Employment Agreement Template - (Mar 2023) Confidential - Company Proprietary

- 5 - restrictions set out in this paragraph shall not apply if the relevant person app lies to a general so licitation that is not directed specifically to the Company's personnel , provided that you do not directly or indirectly invite or encourage any Company employee or independent contractor to respond to such general solicitation. The terms of the attached Agreement Regarding Post-Termination Restrictions also apply and form part of your employment with the Company and we ask that you sign and return it as part of your acceptance of, and as a condition of, this offer of employment. You agree that during your employment or relationship with the Company, you will devote your best efforts to the performance of your duties and the advancement of the Company and shall not engage in any other employment, profitable activities, or other pursuits which would cause you to disclose or utilize the Company's Confidential Information or reflect adversely on the Company. This obligation shall include, but is not limited to, obtaining the Company' s consent prior to performing tasks for customers of the Company outside of your customary duties for the Company, giving speeches or writing articles, biogs, or posts about the business of the Company, improperly using the name of the Company or identifying your association or position with the Company in a manner that reflects unfavorably upon the Company. You further agree that you will not use, incorporate, or otherwise create any business entity or organization or domain name using any name ( or trade-mark) that is either similar to or that may be confused with the name Danaher Corporation (or any trade-mark used or owned by Danaher Corporation) or the name of any affil iate of Danaher (or any trade-mark used or owned by any such affiliate) or any other name or trade mark under or in association with which any such entities do business. In the event of a breach or a threatened breach of Paragraphs 6 or 8 of this Agreement by you, you acknowledge and agree that the Company will face irreparable injury which would be difficult to calculate in monetary terms and for which damages would be an inadequate remedy. You agree that the Company shall be entitled to, with or without pursuing any remedy for damages, immediately obtain and enforce an ex parte, preliminary or permanent injunction prohibiting you from breaching Paragraphs 6 or 8 of this Agreement. Should the Company successfu lly enforce any portion of Paragraphs 6 or 8 of this Agreement or obtain civil judgment against you for a breach of this Agreement before a trier of fact, the Company shall be entitled to receive and recover from you all of its reasonable legal fees, litigation expenses and costs incurred as a result of enforcing Paragraphs 6 or 8 of this Agreement or obtaining civil judgment against you. To the extent that you are provided with or have access to any personal infonnation respecting the Company's employees, customers, or other third parties who provide such information to the Company in connection with the Company ' s commercial activities, you wi ll comply with all applicable privacy and data protection laws in the course of collecting, accessing, using, transmitting, disclosing, modifying, destroying/disposing of, or otherwise handling (co llectively "Processing", with "Process" and "Processed" having commensurate meanings) such information. Without limiting the foregoing, you will : a) only Process such personal information for the purpose of performing your authorized job duties; b) maintain the confidentiality of all such personal information, and not disclose it to any third party without prior written authorization from the Company; c) protect such personal information using physical , organizational and technological measures that are reasonable based upon the sensitivity of the information; Canada - Ontario Employment Agreement Template - (Mar 2023) 5 Confidential• Company Proprietary

d) e) f) g) 9. - 6 - abide by all reasonable privacy and data protection rules, procedures and policies of the Company, as amended and communicated to you from time to time; promptly notify the Company of any access requests (including requests to amend or update personal information), or any actual or suspected breach affecting such information (including any unauthorized Processing of such information by any person); upon termination of employment, or at any other time upon the Company ' s request, immediately return or irrevocably destroy in a secure manner all originals, summaries and copies of such personal information, held in whatever form; and ensure that the Company has express or implied consent before you send any commercial electronic messages to any person, in accordance with An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act (commonly known as Canada' s Anti-Spam Law or CASL). Termination By You - You may resign your employment from the Company at any time by providing not less than one month ' s advance notice in writing to the Company. You will not be entitled to receive any further compensation or benefits whatsoever other than those amounts which have accrued up to your last day of active service with the Company. The Company may, at its discretion, waive notice, in whole or in part, and pay your base salary on a pro rata basis up to the effective date of resignation. By the Company - The Company may terminate your employment at any time as follows: a) For just cause, within the meaning and standards set out in the ESA, without notice and without pay in lieu of notice. You will not be entitled to receive any further compensation or benefits whatsoever other than those amounts which have accrued up to the date of termination of your employment, except as expressly required by the ESA. For greater certainty, if the Company has just cause to terminate your employment, but your conduct does not constitute wilful misconduct, disobedience or wilful neglect of duty within the meaning of the ESA, then you may be terminated upon provision of only the minimum notice of termination, or payment in lieu of notice of termination, severance pay, benefits continuation and other minimum entitlements required by the ESA. b) Without cause, and provided you sign a Release satisfactory to the Company, upon providing you with advance written notice or pay in lieu of notice or any combination thereof, plus severance pay, if applicable, so that the total amount of advance notice, pay in I ieu of notice or combination thereof, and severance pay, is equal to 4 weeks per year of completed service with the Company, up to a total aggregate maximum of 52 weeks. Such advance notice, pay in lieu of notice or combination thereof, and severance pay, as described in this Paragraph 9(b) will include any amounts required by the ESA, as amended from time to time and to the extent applicable, and/or by common law. For the purpose of this Paragraph 9(b), a week's pay equals your annual base salary divided by 52 . Your benefits will be continued only to the extent and for the minimum period required by the ESA, as amended from time to time. Canada - Ontario Employment Agreement Template - (Mar 2023) Confidential - Company Proprietary

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c) In the Company's absolute discretion, subject to any statutory requirements, the Company may elect to pay any amount owing pursuant to Paragraph 9(b) as a single lump sum, as multiple lump sums, as salary continuance, or as a combination of lump sum(s) and salary continuance. Without limiting the above, you agree that the Company may pay any severance pay owing to you under the ESA in instalments.

d) If, following termination, you materially violate any applicable provision of the Agreement Regarding Post-Termination Restrictions, the Company will be immediately entitled to cease any payments referenced in Paragraphs 9(b) and 9(c) and to limit your entitlements to notice or pay in lieu of notice, severance pay (if applicable) and benefits to the requirements of the ESA, as amended from time to time.

e) During any period of salary continuation provided for above, you are required to take active steps to seek alternate employment and to notify us immediately upon accepting alternate employment. If you are successful in obtaining alternate employment during the period of salary continuation, any earnings from that employment will offset our obligations to you from the date you notify us to the end of the period of salary continuation (i.e., the payments from the Company will be reduced by the amount of any earnings from such alternate employment). For the purposes of this Paragraph 9(e), alternate employment includes self-employment, as well as any paid work performed by you for a third party, whether as an employee, contractor, consultant or otherwise. However, you will not receive less than your entitlements under the ESA.

If you do not sign the Release required by Paragraph 9(b), the Company will provide you only with your entitlements to notice or pay in lieu of notice and benefits continuance, severance pay (if applicable) and any other payments and benefits as required by the ESA, as amended from time to time.

The provision of such notice, pay in lieu of notice or combination thereof, severance pay (if applicable) and benefits shall constitute full and final satisfaction of any claim or entitlement that you may have from or against the Company arising from or related to your employment or its termination, whether pursuant to contract, statute, common law or otherwise. As stated above, all payments made and notice given by the Company shall include notice of termination, severance pay and benefits as may be required by the ESA.

However, notwithstanding any of the above, in no event will you receive less than the notice, pay in lieu of notice and benefits continuance, severance pay (if applicable), and any other payments and benefits that you are entitled to receive under the ESA upon termination of employment. If your entitlements under the ESA exceed your entitlements under this letter agreement in any respect, you shall receive only your ESA entitlements instead of (not in addition to) the notice, payments and benefits described above, and you agree that the Company's provision of such minimum ESA entitlements shall fully satisfy any right, claim, demand or entitlement you may have arising from or related to the termination of your employment, whether pursuant to contract, statute, common law, or otherwise.

This Paragraph 9 shall survive any changes to your employment, including promotions.

10. <u>Data Protection</u>

The Company collects, retains, processes and transfers personal data about you for purposes related to your employment and the business of the Company, including but not limited to the following: administering and maintaining personnel records; paying and reviewing salary and other remuneration and benefits; providing and administering benefits (including if relevant, pension and medical insurance); undertaking performance appraisals and reviews; maintaining sickness and other absence records; taking decisions as to your fitness for work; providing references and information to future employers, and if necessary,

Canada - Ontario Employment Agreement Template – (Mar 2023) 7

Confidential - Company Proprietary

- 8 - go~ernmental and quasi-governmental bodies for social security and other purposes; providing information to future purchasers of the Company or of the business in which you work; and transferring information concerning you to the Company ' s affiliates in a country or territory outside of Canada. By signing this Agreement, you consent to the holding, processing and transfer of personal data provided by you to or collected by the Company for these purposes. 11. Accommodation Policies The Company is committed to providing accommodation upon request and has policies in place to provide accommodation for employees with disabilities. If you require any accommodation in connection with your employment with us, please notify the undersigned as soon as possible so that we may make appropriate arrangements. 12. Severability If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, unenforceable or void, it shall be considered separate and severable from the agreement and the remaining paragraphs shall remain valid and binding as if that term, provision, covenant or condition had not been included. 13. Entire Agreement This Agreement and the Agreement Regarding Post-Termination Restrictions constitute[s] the entire agreement between the parties with respect to the matters set out in regard to the employment of the Employee. 14. Variation and Exercise of Rights This Agreement may only be altered in writing signed by each party. The Company reserves the right, in the event of there being any variance in any terms and conditions of employment or in such policies and direction that may be circulated and communicated to you, to construe such variance in the manner that best reconciles such difference having regard to the objectives and purpose of your employment under this Agreement. The Company's construction and reconciliation of such variance will be final. The exercise of any right or discretion by the Company under this Agreement or in connection with your employment is in its absolute discretion and is not subject to any implied restrictions (including any implied term of mutual trust and confidence). 15. Governing Law This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario, and the laws of Canada in force from time to time. Your signature below and on the Agreement Regarding Post-Termination Restrictions indicates that you have read, understood and agree to this letter and the Agreement Regarding Post-Termination Restrictions, respectively. Please date and sign this letter and the Agreement Regarding Post-Termination Restrictions and return each to me by no later than March 13 , 2023. Canada . Ontario Employment Agreement Template - (Mar 2023) 8 Confidential - Company Proprietary

Yours very truly. Sarah Smith Vice President, Corporate Human Resources on behalf of Danaher Corporation - 9 - I have received a copy of this letter and have read, considered and understand and hereby accept its terms and conditions. This letter and my employment hereunder have not been induced by any representations of the Company or its affiliates or representatives not contained herein. Canada - Ontario Employment Agreement Template - (Mar 2023) 9 Confidential - Company Proprietary

DH EAS Employment LLC

March 9, 2023

CONFIDENTIAL AND PERSONAL
(supersedes all prior versions)

Lesley Beneteau

Dear Lesley,

As you know, Danaher Corporation ("Danaher") has announced that its environmental and applied solutions segment will be spun off and become a separate publicly traded company (the "Separation") called Veralto ("Veralto"). Following the Separation, we anticipate that Veralto will adopt its own equity compensation program.

A recommendation will be made to grant you a one-time sign-on equity award as part of Danaher's equity compensation program. This recommendation will be considered and acted upon at the next meeting of the Danaher Corporation Board of Directors Compensation Committee meeting at which such awards are considered. The target award value of this grant would be $500,000.00. Any equity awards would vest 25% on each of the first four anniversaries the grant date and be governed solely by the terms and conditions set forth in Danaher Corporation 2007 Omnibus Incentive Plan and in the particular form of award agreement required to be signed with respect to each award. Unless Danaher determines otherwise, we will use the following methodology in connection with such equity awards:

- The target award value of any grant(s) will be split evenly between stock options and RSUs.
- The target award value attributable to stock options will be converted into a specific number of options based on a Black Scholes valuation methodology.
- The target award value attributable to RSUs will be converted into a specific number of RSUs using the closing price of Danaher's common stock on the grant date.

While historically Danaher's share price has increased over time, Danaher cannot guarantee that any RSUs or stock options granted to you will ultimately have any particular value or any value.

Upon the Separation, any outstanding Danaher equity awards will be converted to EAS equity with the intrinsic value of the replacement EAS equity immediately following the Separation equivalent overall to the intrinsic value of the Danaher equity immediately prior to the Separation. Post-Separation, we anticipate that EAS will adopt its own equity compensation program based on EAS shares.

You will be eligible annually to participate in Veralto's equity compensation program, subject to periodic review. For the 2024 annual program, a recommendation will be made to Veralto's Compensation Committee of its Board of Directors to grant you an equity award with a target value of $450,000, consisting of 50% stock options and 50% RSUs. Any equity awards would vest: 25% on each of the first four anniversaries the grant date

As a precondition to being recommended for any equity grant, you must have signed and returned the enclosed March 9, 2023 employment letter agreement and Agreement Regarding Post-Termination Restrictions no later than March 13, 2023.

Any grant of stock options and RS Us will be governed solely by the terms and conditions set forth in applicable Veralto equity plan and in the particular form of award agreement required to be signed with respect to each award, and will be subject to any governmental , regulatory or other approval s that may be required. Danaher nor Veralto can guarantee that any equity granted to you will ultimately have any particular value or any value. We look forward to your continued success as part of the Veralto leadership team! Regards, Jennifer Honeycutt President and CEO

cP DANAHER AGREEMENT REGARDING POST-TERMINATION RESTRICTIONS This Agreement Regarding Post-Termination Restrictions ("Agreement") is between me, the undersigned employee, and Danaher Corporation (the "Company"), on behalf of and for the benefit of itself and all entities owned in whole or in part by Danaher Corporation or its subsidiaries or affiliates. I understand that the Company and its affiliated operating companies are currently affiliates of Danaher Corporation, and that one or more of the affiliated operating companies will be spun off into a new business ("Veralto"), anticipated in 2023, and that this Agreement will continue to remain in affect between the Company and me following the spinoff. This Agreement is between me, the undersigned employee, and the Company on behalf of or for the benefit of itself and all entities owned in whole or in part by Danaher Corporation or its subsidiaries and affiliates, and any of their successors, including the Veralto affiliated operating companies (collectively the "Danaher Companies" and each individually a "Danaher Company"). In consideration of(i) my offer letter agreement with the Company; (ii) access to the Danaher Companies' key business relationships and Confidential Information as defined in my offer letter agreement with the Company; (iii) the ability to participate in any Danaher Company-sponsored programs or plans; and/or (iv) other good and valuable consideration provided to me, l agree to the following restrictions, which I acknowledge are reasonable and necessary to protect the Danaher Companies' interests. I. Protection of Proprietary Interests. (a) I agree that during my employment or relationship with a Danaher Company, and for a period of 12 months thereafter, I will not engage in any other employment, occupation, consulting, or other business activity which competes with or conflicts with my obligations to any Danaher Company. Without limiting the foregoing, for 12 months after my employment termination, I will not directly or indirectly, on behalf of myself or in conjunction with any other person or entity: (i) own any business (other than less than 3% ownership in a publicly traded company) that sell s Competing Products in the Restricted Territory; or (ii) work in the Restricted Territory for any person or entity that sells Competing Products in any ro le (a) that involves responsibilities related to the sale of Competing Products; or (b) developing or implementing strategies to compete with any Danaher Company with respect to Competing Products; or (c) directly or indirectly supervising or managing employees or other personnel who compete with any Danaher Company with respect to Competing Products; or (d) utilizing or disclosing Confidential Information. (b) For purposes of this Agreement: "Competing Products" means (i) products or services similar to or competitive with the products or services that are sold by a Danaher Company and for which I had any responsibility or about which I had access to Confidential Information during the 24 months preceding my employment termination ("Pre-Termination Period") and (ii) products or services similar to or competitive with any prospective product or service that a Danaher Company took steps to develop and for which I had responsibility or about which I had access to Confidential Information during the Pre-Termination Period. "Restricted Territory" means the Province of Ontario and any other province of Canada or state of the United States of America (i) in which I performed services for any Danaher Company during the Pre-Termination Period; (ii) over which I had sales or management responsibilities for a Danaher Company during the Pre-Termination Period; or (iii) in which any Danaher Company employed or engaged personnel that I had directly or indirectly supervised or managed during the Pre-Termination Period. (c) I agree that during my employment or relationship with a Danaher Company, and for a period of 12 months thereafter, I will not, directly or indirectly, on behalf of myself or any other person, company or entity, so licit or participate in soli citing any person, company or entity to purchase or contract for products or services competitive with or similar to products or services offered by, developed by, designed by or distributed by the Danaher Companies, if that person, company or entity was a customer or potential customer of the Danaher Companies for such products or services with which I had direct and material contact or about which I learned Confidential Information related to such products or services at any time during the Pre-Termination Period. For the purposes of this Agreement, "direct and material contact" means communicating with the customer (or potential customer) or any representative of the customer (or potential customer), by any means, in the course of employment and for the purpose of promoting the Danaher Companies or promoting, selling or facilitating the promotion or sale of the Danaher Companies' products or services.

(d) I agree that during my employment or relationship with a Danaher Company, and for a period of 12 months thereafter, I will not, directly or indirectly, on behalf of myself or any other person, company or entity, utilize or reveal confidential contract or relationship terms with any vendor or customer used by or served by the Danaher Companies at any time during the Pre-Termination Period.

(e) I agree that during my employment or relationship with a Danaher Company, and for a period of 12 months thereafter, I will not, directly or indirectly, on behalf of myself or any other person, company or entity, interfere with or assist any third party in interfering with, the relationship of the Danaher Companies with any vendor utilized by the Danaher Companies at any time during the Pre-Termination Period.

(f) I agree that nothing in this Section 1 shall limit my Confidential Information or Intellectual Property obligations as set forth in my offer letter agreement with the Company. Further, I understand and agree that during my employment or relationship and the restricted time periods thereafter designated in this Agreement, while I may gather information to investigate employment opportunities outside the Company or the Danaher Companies, I understand and agree that I shall not make plans or prepare to solicit or take on activities which are in violation of this Agreement.

2. **Injunctive Relief and Legal Fees.** In the event of a breach or a threatened breach of this Agreement by me, I acknowledge and agree that the Danaher Companies will face irreparable injury which would be difficult to calculate in monetary terms and for which damages would be an inadequate remedy. I agree that an adversely affected Danaher Company shall be entitled to, with or without pursuing any remedy for damages, immediately obtain and enforce an ex parte, preliminary or permanent injunction prohibiting me from breaching this Agreement. Should the adversely affected Danaher Company successfully enforce any portion of this Agreement or obtain civil judgment against me for a breach of this Agreement before a trier of fact, the adversely affected Danaher Company shall be entitled to receive and recover from me all of its reasonable legal fees, litigation expenses and costs incurred as a result of enforcing this Agreement or obtaining civil judgment against me.

3. **Severability.** The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement as well as the provisions of my prior agreement with a Danaher Company, if any, regarding the same subject matter as that which was found unenforceable herein shall nevertheless be enforceable and binding on the parties.

4. **Notional Severance.** Should a court determine that any provision or portion of any provision of this Agreement is not reasonable or valid, I agree that such provision should be interpreted and enforced to the maximum extent which the court deems reasonable or valid and the parties agree to request that the court apply notional severance to give effect to the restrictions in this Agreement to the fullest extent deemed reasonable or valid by the court. In particular, if such court determines that the duration of the restrictive covenants in this Agreement and/or the scope of the Competing Products and/or Restricted Territory is unreasonable, I agree to reduce such duration and/or scope to such extent as may be necessary to ensure that the covenants in this Agreement are reasonable in the circumstances, as determined by the court.

5. **Executive Status**. I acknowledge that I will be employed as an "executive" as defined in section 67.1(5) of the *Employment Standards Act, 2000* (the "ESA") and that the prohibition on non-compete agreements found in section 67.1(2) of the ESA therefore has no application to me or to this Agreement.

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6. on-Disparagement. I agree that during and after my employment or relationship with a Danaher Company ends for any reason, I will not make any false, disparaging or derogatory statement(s) to any media outlet, industry group, financial institution, current or former employee, consultant, client or customer of the Danaher Companies, or any other entity or person, which are adverse to the interests, products, services or personnel of the Danaher Companies or its and their customers or vendors. I further agree that I wi ll not take any action that may reasonably cause the Danaher Companies, its customers or its vendors embarrassment or humiliation, and I will not otherwise directly or indirectly cause the Danaher Companies, its customers or its vendors to be held in disrepute. 7. Acceptance. I agree that this Agreement is accepted by me through my original or facsimile signature. I further agree that the Company is deemed to have accepted this Agreement as evidenced by my employment or relationship with the Company, the payment of wages or monies to me, the provision of benefits to me, or by executing this Agreement. 8. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Province of Ontario and the laws of Canada applicable to Ontario, without regard for the choice of law provisions thereof. Agreed to by: Danaher Corporation ~ Signature By: ________ _ U.3>l€Y &bl~ Printed Name: Print Name and Title Date: